CONESTOGA FUNDS

                                CODE OF ETHICS


      WHEREAS, Conestoga Funds (the "Trust") is registered under the Investment Company Act of 1940, as amended ( the "1940 Act") as an open-end management investment company;

      WHEREAS, federal securities laws, and in particular Rule 17j-1(b) under the 1940 Act, generally proscribe fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies registered under the 1940 Act (each a "Fund" and collectively, the "Funds");

      WHEREAS, Rule 17j-1(c) requires every Fund to adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons (as the term is defined below) from engaging in any conduct prohibited by Rule 17j-1(b) under the 1940 Act; and

      WHEREAS, Rule 17j-1(c) requires the Board of Trustees of every Fund, including a majority of the trustees who are not "interested persons" within the meaning of Section 2(a)(19) of the 1940 Act (the "Independent Trustees"), to approve the Code of Ethics of the Fund and any material changes to the Code;

      NOW THEREFORE, the Board of Trustees of the Trust, including a majority of the Independent Trustees, hereby adopts the following Code of Ethics ("Code of Ethics") pursuant to the provisions of Rule 17j-1 under the 1940 Act.


A.    Legal Requirements

      Rule 17j-1(b) under the 1940 Act makes it unlawful for any Access Person (as the term is defined below) of the Trust, in connection with the purchase or sale by such person of a security "held or to be acquired" by any investment portfolio of the Trust (each a "Portfolio" and collectively the "Portfolios"):

      (1) To employ any device, scheme or artifice to defraud a Fund or Portfolio;

      (2) To make any untrue statement of a material fact to a Fund or Portfolio or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made to the Fund or Portfolio, not misleading;

      (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund or Portfolio; or

      (4) To engage in any manipulative practice with respect to a Fund or Portfolio.

B.    Definitions

      (1)   "Access Person" means:

            (a)   any director, officer or Advisory Person of a Portfolio.

            (b) any director or officer of the Trust's principal underwriter (the "Distributor") who, in the ordinary course of his or her regular functions and duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities for the Portfolios for which the Distributor acts as principal underwriter or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to a Portfolio regarding the purchase or sale of Covered Securities;

            (c) any director or officer of the Trust's administrator who, in the ordinary course of his or her regular functions and duties, makes, participates in or obtains information concerning the purchase or sale of securities for the Trust and whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Trust regarding the purchase or sale of securities; and

            (d) any other person designated by the Compliance Officer to be an Access Person.

      (2)   "Advisory Person" means:

            (a) Any employee of the Trust or the Trust's investment adviser (or of any company in a control relationship to the Trust or the Trust's investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Portfolio, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or

            (b) Any natural person in a control relationship to the Trust or the Trust's investment adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust.

      (3)   "Beneficial Ownership" means

            (a) the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or

            (b) the power to vest benefits substantially equivalent to those of ownership in oneself at once or at some future time.

      Generally, a person will be regarded as having a direct or indirect Beneficial Ownership in securities held in his/her name, as well as in the name of a spouse, minor children who live with such person, any member of the person's immediate family, (1) any other relative (parents, adult children, brothers, sisters, in-laws, etc.) whose investments the person directs or controls, whether they live together or not, and securities held by a trust or estate for the person's benefit. The definition of "Beneficial Ownership" will be interpreted with reference to the definition contained in the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, as such provisions may be interpreted by the Securities and Exchange Commission, except that the determination of direct or indirect Beneficial Ownership will apply to all securities which an Access Person has or acquires.

      (4)   "Conestoga Capital" means Conestoga Capital Advisors, LLC

      (5) "Compliance Officer" means the Chief Compliance Officer (or someone appointed by the Chief Executive Officer of the Trust).

      (6) "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, including all related securities, except that it does not include (a) direct obligations of the government of the United States; (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (c) shares issued by registered open-end investment companies.

      (7) "Covered Service Provider" means an investment adviser, sub-adviser, administrator and principal underwriter for each Portfolio.

      (8) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

      (9)   "Security held or to be acquired by a Fund" means:

            (a)   Any Covered Security that, within the most recent 15 days,
                  (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or Conestoga Capital for purchase by the Fund (2), and

            (b) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

--------
(1) A person's "immediate family" includes a spouse, child, mother, father, brother, sister, in-law or any other relative who lives in the same household as the person and is financially dependent upon the person.

(2) A security is "being considered for purchase or sale" when a recommendation to purchase such security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

C.    Trust Policies

      (1) No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above.

      (2) The following general policies shall govern personal investment activities of Access Persons:

            (a) It is the duty of all Access Persons to place the interest of Trust shareholders first;

            (b) All Access Persons shall conduct personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and

            (c) No Access Person shall take inappropriate advantage of his or her position with the Trust or with a Portfolio.

      (3) All Access Persons are required by this Code of Ethics to read and familiarize themselves with their responsibilities under this Code of Ethics.

D.    Reporting Requirements of Access Persons

      (1) Initial Certification. Each Access Person shall submit an initial report in the form attached hereto as Exhibit A ("Initial
Certification of Access Persons") to the Trust's Compliance Officer no later than 10 days after becoming an Access Person.

      (2) Quarterly Transaction Reports. Each Access Person shall submit to the Trust's Compliance Officer a Securities Transaction Report in the form attached hereto as Exhibit B ("Securities Transaction Report") showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires Beneficial Ownership. Such reports shall be filed no later than 10 days after the end of each calendar quarter.

      (3) Annual Holdings Report. Each Access Person shall submit to the Trust's Compliance Officer annually (as of each December 31) an Annual Asset Certification of Access Persons in the form attached hereto as Exhibit C, listing all holdings of Covered Securities in which he or she has a direct or indirect Beneficial Ownership interest. Access Persons must submit the Annual Report and certification no later than January 30 of each year.

      (4)   Exceptions from Reporting Requirements.

            (a) A person need not make a report under this Section D with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

            (b) Independent Trustees who would be required to make a report solely by reason of being a Trustee, need not make:

                  (i) An initial holdings report under paragraph (1) of this Section D or an annual holdings report under paragraph (3) of this Section D; and

                  (ii) A quarterly transaction report under paragraph (2) of this Section D, unless the Independent Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the 15-day period immediately before or after the Trustee's transaction in a Covered Security, a Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

            (c) An Access Person need not make a quarterly transaction report under paragraph (2) of this Section D if the report would duplicate information contained in broker trade confirmations or account statements received by the Trust, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph
                  (2) of this Section D, if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

            (d) An Access Person need not make any report required by Section D if the report would duplicate information contained in reports required under a Code of Ethics of either the investment adviser or principal underwriter for the Trust or any Fund.

E.    Procedures.

      (1) The Compliance Officer shall notify each Access Person required to submit reports pursuant to this Code of Ethics that such person is subject to this reporting requirement and shall deliver a copy of this Code of Ethics to such person.

      (2) The Board of Trustees shall review the operation of this Code of Ethics at least once a year. To that end, an appropriate officer of the Trust shall prepare an annual report to the Board of Trustees that:

            (a) summarizes existing procedures of the Trust and its Covered Service Providers concerning personal investing and any changes in the procedures made during the past year;

            (b) identifies any material violations requiring significant remedial action during the past year and describes the sanctions imposed;

            (c) identifies any recommended changes in existing restrictions or procedures of the Trust or its Covered Service Providers based upon the experience of the Trust or its investment advisers, evolving industry practices or developments in applicable laws or regulations; and

            (d) certifies that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

F.    Recordkeeping.

      The Trust shall maintain the following:

      (1) a copy of this Code of Ethics in effect, or at any time within the past five years was in effect, in an easily accessible place;

      (2) a record of any violation of this Code of Ethics, and of any action taken as a result of the violation, in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

      (3) a copy of each report made by an Access Person as required by Rule 17j-1(f), including any information provided in lieu of the reports under Rule 17j-1(d)(2)(v), in an easily accessible place for at least five years after the end of the fiscal year in which the report is made or the information is provided;

      (4) a record of all persons, currently or within the past five years, who are or were required to make reports under Rule 17j-1(d) or who are or were responsible for reviewing these reports, in an easily accessible place; and

      (5) a copy of each report required by Rule 17j-1(c), for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.



Adopted:  July 17, 2002

                                  EXHIBIT A

                               CONESTOGA FUNDS
                INITIAL ASSET CERTIFICATION OF ACCESS PERSONS
                            As of __________, 2002

Instructions:

      1. List each Covered Security in each account in which you may be deemed to have Beneficial Ownership that you held at the end of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members. You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.

      2.    You submit this form within 10 days after you become an Access
Person.

      3. You must complete and sign this certification whether or not you or your broker sends statements directly to the Compliance Officer.

      4. If you are Trustee who is not an "interested person" of a Fund solely by reason of being a Trustee, then you need not submit this report.

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                     Name of      No. of Shares
    Name of      Broker, Dealer   or Principal    Registration      Nature of
   Security(1)       or Bank         Amount        on Account        Interest
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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Certifications:
      I hereby certify that:
      1. The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Covered Securities in which I may be deemed to have Beneficial Ownership as of the date listed above.
      2. I have read the Code of Ethics, the Policy Statement on Insider Trading and Code of Ethics Procedures and certify that I am in compliance with them.
      3. This report excludes transactions with respect to which I had no direct or indirect influence or control.

Disclaimer [Strike out if inapplicable]: Information contained in this report is not an admission that I have or had any direct or beneficial ownership in the securities listed above.

Date:                                     Signature:
     -----------------                              --------------------------
                                          Name:
                                               -------------------------------

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(1) Including interest rate and maturity, if applicable.

                                  EXHIBIT B

                               CONESTOGA FUNDS
                         SECURITY TRANSACTION REPORT
                  For The Calendar Quarter Ended __________

Instructions:
      1. List transactions in Covered Securities held in any account in which you may be deemed to have Beneficial Ownership as of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members. You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.

      2. Write "none" if you had no transactions in Covered Securities during the quarter.

      3. You must submit this form within 10 days after the end of the calendar quarter.

      4. If you are Trustee who is not an "interested person" of a Fund and who would otherwise be required to report solely by reason of being a Trustee, then you need only report transactions in Covered Securities when you knew at the time of the transaction or, in the ordinary course of fulfilling your duties as a Trustee, you should have known, that during the 15-day period immediately preceding or after the date of the transaction, such security is or was purchased or sold, or was considered for purchase or sale, by the Funds. Please write "none" if you have no transactions in Covered Securities during the quarter that meet the above conditions.

      5. If you submit copies of your monthly brokerage statements to the Compliance Officer, and those monthly brokerage statements disclose the required information with respect to all Covered Securities in which you may be deemed to have Beneficial Ownership, you need not file this form unless you established a new brokerage account during the quarter.

      6. For each account that you established during the previous quarter that held securities for your direct or indirect benefit, state the name of the broker, dealer or bank with whom you established the account, the account number and the date you established the account.

---------------------------------------------------------------------------------------------
                                               No. of
                                              Shares or            Broker, Dealer or Other
                       Date of    Purchase/   Principal               Party Through Whom
Name of Security(2)  Transaction    Sale       Amount      Price     Transaction Was Made
---------------------------------------------------------------------------------------------

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During the previous quarter, I established the following accounts with a broker, dealer or bank:

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       Broker, Dealer or Bank                Account Number             Date Established
---------------------------------------------------------------------------------------------

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

Certifications:  I hereby certify that:
      1.    The information provided above is correct.
      2. This report excludes transactions with respect to which I had no direct or indirect influence or control.

---------------------------
(2) Including interest rate and maturity, if applicable.

Disclaimer [Strike out if inapplicable]: Information contained in this report is not an admission that I have or had any direct or beneficial ownership in the securities listed above.


Date:                                     Signature:
     -----------------                              --------------------------
                                          Name:
                                               -------------------------------

                                  EXHIBIT C

                               CONESTOGA FUNDS
                 ANNUAL ASSET CERTIFICATION OF ACCESS PERSONS
                        For the Year Ended __________

Instructions

      1. List each Covered Security held in any account in which you may be deemed to have Beneficial Ownership as of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members. You are deemed to have Beneficial Ownership of accounts of your immediate family members. You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.

      2. Write "none" if you did not hold any Covered Securities at year end.

      3.    You must submit this form no later than January 30, _____.

      4. You must complete and sign this form for annual certification whether or not you or your broker sends statements directly to the Compliance Officer.

      5. If you are Trustee who is not an "interested person" of a Fund and who would otherwise be required to report solely by reason of being a Trustee, then you need not submit this report.

------------------------------------------------------------------------------
                          No. of
                         Shares or   Registration
                         Principal    on Security   Nature of     Broker,
Name of Security(3)      Amount      or Account    Interest   Dealer or Bank
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

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Certifications:

      I hereby certify that:

      1. The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Covered Securities in which I may be deemed to have Beneficial Ownership at the end of the period.

      2. I have read the Code of Ethics and the Policy Statement on Insider Trading and certify that I am in compliance with them.

      3. This report excludes transactions with respect to which I had no direct or indirect influence or control.

----------------------------
(3) Including interest rate and maturity, if applicable.

Disclaimer [Strike out if inapplicable]: Information contained in this report is not an admission that I have or had any direct or beneficial ownership in the securities listed above.

Date:                                     Signature:
     -----------------                              --------------------------
                                          Name:
                                               -------------------------------